                                                                   EXHIBIT 99.g9

                                  AMENDMENT TO
                      FUTURES AND OPTIONS ACCOUNT AGREEMENT
                                       And
                 REGISTERED INVESTMENT COMPANY CUSTODY AGREEMENT

This  Amendment,  effective  May 12,  2006,  shall serve as an  amendment to the
Futures and Options  Account  Agreement,  dated February 13, 1998 and Registered
Investment  Company Custody Agreement dated February 6, 2006 by and between each of the American  Century  World Mutual  Funds,  Inc.  severally and not jointly, listed on Schedule A (each hereinafter referred to in its individual capacity as
"Customer"), and GOLDMAN, SACHS & CO. ("Goldman").

The Schedule A to the Agreement shall be amended to add the following fund(s):

                          NT International Growth Fund
                            NT Emerging Markets Fund

IN WITNESS  WHEREOF,  each of the  undersigned  has caused this  Amendment to be executed in its name and on behalf by a duly authorized representative as of the aforementioned day and year.

Customer:        American  Century World Mutual Funds,  Inc. on behalf of each entity shown on Schedule A (each individually as Customer)

                  By:      /s/ Charles A. Etherington
                           ---------------------------------

                  Title:   Vice President
                           ---------------------------------

                               AMENDED SCHEDULE A

                               Dated: May 12, 2006

To Futures and Options Account Agreement dated February 13, 1998
To Registered Investment Company Custody Agreement dated February 6, 2006 ("RICC").

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

Emerging Markets Fund (157-10557)
International Growth Fund (157-10539)
International Discovery Fund (157-10538)
International Stock Fund (157-24791)
Technology Fund (157-10402)
Life Sciences Fund (157-10401)
International Opportunities Fund (157-14944)
Global Growth Fund (157-52435)
NT International Growth Fund
NT Emerging Markets Fund